UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 22, 2004

Aquila, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-03562	44-0541877
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification
incorporation)		No.)

20 West 9th, Kansas City, Missouri		64105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code:		(816) 421-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐                 Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement;

On October 22, 2004, the Company entered into a $125 million revolving credit facility secured by the accounts receivables of its regulated utility operations in Colorado, Kansas, Michigan, Missouri and Nebraska.  The six-month facility expires April 22, 2005, and loans bear interest at LIBOR plus 2.50%.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits

10.1 – Financing Agreement between the Company and Union Bank of California dated October 22, 2004.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquila, Inc.

By:	/s/ Rick Dobson
Rick Dobson
Chief Financial Officer

Date: October 27, 2004